Berkshire Hills Reports 57% Fourth Quarter Core EPS Growth

•        Dividend Declared

•        Annual Meeting Date Set

Pittsfield, MA – January 31, 2012 – Berkshire Hills Bancorp, Inc. (NASDAQ: BHLB) reported fourth quarter 2011 core earnings per share totaling $0.44, increasing by 57% compared to $0.28 in the fourth quarter of 2010. This increase resulted from ongoing organic growth together with the benefit of the acquisitions of Rome Bancorp and Legacy Bancorp. Fourth quarter GAAP net income included merger related expenses, together with income from discontinued operations. These non-core items together equated to a net charge of $0.04 per share and resulted in GAAP net income of $0.40 per share, compared to $0.26 per share in the fourth quarter of 2010.

For the full year, core earnings per share increased by 53% to $1.56 in 2011, compared to $1.02 in 2010. GAAP net earnings per share totaled $0.98 for the year 2011 compared to $1.00 in 2010.

FOURTH QUARTER FINANCIAL HIGHLIGHTS (Revenue and expense comparisons are to the prior year fourth quarter, unless otherwise noted. Fourth quarter results in 2011 include the operations of Legacy Bancorp and Rome Bancorp, which were acquired earlier in 2011.)

  57% increase in core earnings per share
  7% organic annualized growth in total commercial loans
  8% organic annualized deposit growth
  3.61% net interest margin, improved from 3.30% in the fourth quarter of 2010
  0.66% non-performing assets/total assets
  0.27% annualized net loan charge-offs/average loans
  0.93% core ROA (0.85% GAAP ROA)
  59% efficiency ratio

Berkshire President and CEO, Michael P. Daly, stated, “We continued our strong organic growth in targeted areas through year-end, resulting in 11% annualized core EPS growth for the fourth quarter, compared to the linked quarter. We converted the Legacy core system in November, and will have the full benefit of these additional cost saves beginning in 2012. Our merger integrations are now completed, allowing us to focus on revenue enhancements going forward. We brought in our core operating expenses below budget, and our return on assets and efficiency continue to improve as we benefit from the positive operating leverage of revenue growth and disciplined expense management.”

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Mr. Daly continued, “For the year, we achieved 53% accretion in core earnings per share. We also accreted tangible book value per share, despite the impact of two bank acquisitions. Tangible book value per share ended the year at $15.61, while total book value per share ended the year at $26.20. Our asset quality metrics remain favorable and our capital ratios improved during the year. In the fourth quarter, we announced the recruitment of a seasoned commercial lending team to anchor our Westborough Massachusetts commercial office. Through this initiative and our pending acquisition of The Connecticut Bank and Trust Company (CBT), we are positioned to expand our presence in our central and eastern New England markets. CBT’s performance continues to be within our expectations and we look forward to the planned financial and market benefits of this pending acquisition. We are focused on executing on these growth initiatives as we continue to target a $2.00 core EPS run rate by the end of 2012.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.17 per share to shareholders of record at the close of business on February 16, 2012, payable on March 1, 2012. The dividend was increased in the prior quarter by 6% from the previous $0.16 per share level. This dividend equates to a 3.4% annualized yield based on the $20.11 average closing price of Berkshire’s common stock in the fourth quarter of 2011.

ANNUAL MEETING DATE SET

The Board of Directors has voted that the Annual Meeting of Shareholders shall be held on May 10, 2012 at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts at 10:00 a.m. The date of March 15, 2012 was established as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

BRANCH DIVESTITURES

In order to minimize potential anti-competitive effects of the Legacy acquisition, Berkshire agreed to sell four Legacy Berkshire County branches in conjunction with the Legacy merger agreement. These branches were sold in the fourth quarter of 2011 and Berkshire received a 6% deposit premium totaling $8.9 million and paid a $1.1 million ($0.14 per share) distribution to former Legacy shareholders for a portion of these proceeds pursuant to the Legacy merger agreement. This divestiture included $148 million in deposits, along with certain loans, premises, equipment, and other assets. Berkshire recognized pre-tax income of $5.0 million and net income of $1.1 million related to this sale, which is included in income from discontinued operations in the most recent quarter.

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Additionally, Berkshire made a separate determination to divest the deposits of four former Legacy New York branches, including three office facilities, that were not within its financial performance objectives. Berkshire entered into an agreement to sell these branches, with total year-end deposits of $55 million, for a 2.5% deposit premium. These branches were designated as discontinued operations in Berkshire’s financial statements at year-end 2011. This divestiture was completed in January 2012 and is not expected to have a material effect on 2012 income.

During the third and fourth quarters of 2011, the operations related to the above eight branches were classified as discontinued operations. They operated at a net loss of $5 thousand in the third quarter and $161 thousand in the fourth quarter, including divestiture related costs and before the net gain on the Berkshire County branches. The balance sheet at September 30, 2011 included all eight branches as discontinued operations, and the year-end balance sheet included the four New York branches as discontinued operations.

FINANCIAL CONDITION

Changes in financial condition in 2011 included the impact of the acquisition of Rome Bancorp on April 1 and the acquisition of Legacy Bancorp on July 21, less the branch divestiture noted above. Due to the branch divestiture, total assets decreased by 3% to $4.0 billion in the fourth quarter. Including the benefit of the bank acquisitions, total assets increased by 38% for the year 2011.

Total loans were $3.0 billion at year-end 2011, unchanged during the third quarter and up 38% for the year, including 2% organic growth plus the benefit of the bank acquisitions. Berkshire has focused on originations of higher margin commercial loans, which grew at a 7% organic annualized rate in the fourth quarter and at a 6% organic rate for the year. This growth was in commercial business loans, which grew by 11% in the fourth quarter and at a 29% organic rate for the year, including the benefit of Berkshire’s asset based lending group. Berkshire also expects to benefit from the recruitment of an established commercial lending team announced in December, which will operate from the Company’s new Westborough office serving the commercial middle market in central and eastern Massachusetts. In the current low rate environment, the Company continued to sell a significant portion of fixed rate residential mortgage originations, and the mortgage portfolio was flat for the year on an organic basis before the benefit of bank acquisitions. The low mortgage rate environment and economic conditions constrained demand for home equity loans, contributing to a 13% organic decline in consumer loan balances for the year.

Asset performance metrics remained favorable throughout the year and at year-end. Non-performing assets were 0.66% of total assets at year-end, compared to 0.59% at the start of the year. Annualized net loan charge-offs measured 0.27% of average loans for the fourth quarter and for the full year. Accruing delinquent loans improved to 0.89% of total loans during the quarter.

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Total deposits were $3.1 billion at year-end 2011, increasing at an 8% annualized organic rate in the fourth quarter and 10% organically for the full year, and up 41% in total for the year including the benefit of the bank acquisitions. Full year organic deposit growth benefited from a 15% organic increase in transaction accounts, including a 22% increase in demand deposit balances reflecting ongoing organic retail and commercial account growth. Money market account growth also contributed to total deposit growth, including the benefit of institutional balance growth and ongoing promotional offerings during the year.

Total outstanding common shares increased by 50% to 21.1 million in 2011 due to shares issued as merger consideration. Tangible book value per share increased to $15.61 at year-end 2011. Total book value per share decreased to $26.20, reflecting current market prices assigned to new shares issued as merger consideration. The ratio of tangible equity/assets increased to 8.8% at year-end 2011 compared to 8.0% at the start of the year.

RESULTS OF OPERATIONS

The fourth quarter of 2011 was the first full quarterly period to include the benefit in continuing operations of both the Legacy and Rome operations. Most categories of income and expense increased in the fourth quarter and for the year 2011 compared to 2010 due to the benefit of these mergers. Most core profitability measurements improved including the benefit of these mergers, together with positive operating leverage resulting from organic revenue growth and disciplined expense management. Earnings per share reflect the impact of the additional shares issued for these acquisitions.

Fourth quarter core earnings of $9.3 million increased by 135% in 2011, compared to 2010, and core earnings per share increased by 57% to $0.44 (including the impact of the newly issued shares). The core return on assets increased to 0.93% from 0.56%, and the GAAP ROA improved to 0.85% from 0.51%. The core return on tangible equity improved to 11.6% in the most recent quarter, while the return on total equity improved to 6.2%.

Fourth quarter total net revenue increased by 45% to $40 million in 2011 due to the benefit of the bank acquisitions and organic growth. Net interest income increased by 55% and fee income increased by 18%. The acquired banks had fewer fee income sources compared to Berkshire. The net interest margin improved to 3.61% in the fourth quarter of 2011, compared to 3.30% in the same quarter of 2010. This improvement reflected the fair valued margins of acquired banks, together with the continuing benefit of disciplined pricing of loans and deposits. The benefit of checking account growth has contributed to the ongoing improvement in the Company’s funding costs. As expected, the net interest margin decreased from 3.74% in the prior quarter due to the benefit last quarter from the prepayment of discounted loans.

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The fourth quarter provision for loan losses totaled $2.3 million in 2011, compared to $2.0 million in 2010. The Company benefited from continuing favorable loan charge-offs and higher loan recoveries in the most recent quarter. The loan loss allowance measured 1.10% of total loans at year-end 2011. Under current accounting standards, loans acquired through the bank mergers were booked at their $823 million fair value, with no initial related allowance.

Fourth quarter and annual results included non-core activity related to the mergers and discontinued operations. Non-core income is summarized on pages F-9 and F-10. Fourth quarter core income was $9.3 million, compared to net income of $8.5 million. Non-core adjustments to GAAP income (after-tax) included $1.7 million for non-recurring items and ($0.9) million for discontinued operations. For the year 2011, core income was $27.9 million, compared to net income of $17.6 million. Net non-core adjustments were $11.2 million for non-recurring items and ($0.9) million for discontinued operations. Substantially all of the non-recurring items were merger related. The full year tax rate on these items was 37%, resulting in a 53% fourth quarter tax rate when merger analysis was completed at year-end. The tax rate on discontinued operations was 80% due to the non-deductibility of goodwill for income tax purposes in determining the taxable gain on divestiture.

Fourth quarter non-interest expense totaled $29.5 million. By year-end, Berkshire had completed substantially all of its targeted cost saves related to these mergers. This progress is reflected in the efficiency ratio, which improved to 59% in the fourth quarter of 2011. Results have benefited from lower industry premiums for FDIC insurance expense and have reflected additional charges in 2011 related to the liquidation of foreclosed real estate. The tax rate on core earnings measured 24% for the year, resulting in a 22% rate for the fourth quarter.

NOTE ON ACCOUNTING CORRECTION

Based on a review of its tax credit investment limited partnership interests in the second quarter, Berkshire determined that its net income had been understated by an immaterial amount in prior periods. These interests primarily relate to low income housing, community development, and solar energy related investments. The Company has corrected its accounting for these interests, including adjustments to non-interest income to reflect book losses in these interests, which are more than offset by the reduction of income tax expense resulting from federal income tax credits. The enclosed financial statements include the impact of these immaterial corrections to current and prior period financial information presented.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 A.M. eastern time on Wednesday, February 1, 2012 to discuss the results for the quarter and guidance about expected future results.  Participants should dial-in to the call a few minutes before it begins.  Information about the conference call follows:

Dial-in:	866-843-0890
Elite Entry Number:	8957349
Webcast:	www.berkshirebank.com (investor relations link)

A telephone replay of the call will be available through February 8, 2012 by calling 877-344-7529 and entering access code: 10008299. The webcast and a podcast will be available at Berkshire's website above for an extended period of time.

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BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank(SM). The Company has $4 billion in assets and 59 full service branch offices in Massachusetts, New York, and Vermont providing personal and business banking, insurance, and wealth management services. Berkshire Bank provides 100% deposit insurance protection for all deposit accounts, regardless of amount, based on a combination of FDIC insurance and the Depositors Insurance Fund (DIF). Berkshire has a pending agreement to acquire CBT – The Connecticut Bank and Trust Company headquartered in Hartford, Connecticut. For more information, visit www.berkshirebank.com or call 800-773-5601.

FORWARD LOOKING STATEMENTS

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov.  Berkshire does not undertake any obligation to update forward-looking statements made in this document.

This document also may contain forward-looking statements about the proposed merger of Berkshire and CBT. Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire and CBT, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire and CBT are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Berkshire files with the Securities and Exchange Commission.

ADDITIONAL INFORMATION FOR SHAREHOLDERS

The proposed merger transaction with CBT will be submitted to CBT stockholders for their consideration. Berkshire will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of CBT and a Prospectus of Berkshire, as well as other relevant documents concerning the proposed transaction with the SEC. Stockholders of CBT are urged to read the Registration Statement and the Proxy Statement/Prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Registration Statement, Proxy Statement/Prospectus, as well as other filings containing information about Berkshire and CBT at the SEC's Internet site (www.sec.gov) and at CBT’s Internet site (www.thecbt.com).

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Berkshire and CBT and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CBT in connection with the proposed merger. Information about the directors and executive officers of Berkshire is set forth in the proxy statement, dated March 24, 2011, for Berkshire’s 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of CBT is set forth in the proxy statement, dated April 18, 2011, for CBT’s 2011 annual meeting of stockholders, which is available at CBT’s Internet site. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus when it becomes available

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including merger costs and restructuring costs. Similarly, the efficiency ratio is also adjusted for these non-core items. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community. Non-GAAP adjustments in 2010 and 2011 are primarily related to expense charges related to the Rome and Legacy mergers. These charges consist primarily of severance/benefit related expenses, contract termination costs, and professional fees. There are additionally non-GAAP adjustments related to non-recurring securities gains and core systems conversion costs. Tax adjustments are based on an analysis of tax accruals for core income and for GAAP income, with the net difference included with non-core items and reflecting the timing impacts of tax expense estimates. Core revenue, expense, and income measures in the fourth quarter also exclude results related to discontinued operations, including divestiture income and related tax expense.

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# # #

CONTACTS

Investor Relations Contact

David H. Gonci

Investor Relations Officer

413-281-1973

Media Contact

Lori Gazzillo

AVP, Community Relations

413-822-1695

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BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED

	December 31,	September 30,		December 31,
(In thousands)	2011	2011		2010
Assets
Cash and due from banks	$46,713	$40,070		$24,643
Short-term investments	28,646	94,428		19,497

Trading security	17,395	17,501		16,155
Securities available for sale, at fair value	419,756	395,546	#	310,242
Securities held to maturity, at amortized cost	58,912	58,262		56,436
Federal Home Loan Bank stock and other restricted securities	37,118	37,148		23,120
Total securities	533,181	508,457		405,953

Loans held for sale	1,455	475		1,043

Residential mortgages	1,018,664	1,045,363		644,973
Commercial mortgages	1,142,985	1,158,140		925,573
Commercial business loans	423,548	382,159		286,087
Consumer loans	371,373	368,898		285,529
Total loans	2,956,570	2,954,560		2,142,162
Less: Allowance for loan losses	(32,444)	(32,181)		(31,898)
Net loans	2,924,126	2,922,379		2,110,264

Premises and equipment, net	60,829	58,652		38,546
Other real estate owned	1,900	2,200		3,386
Goodwill	202,390	202,100		161,725
Other intangible assets	21,547	22,288		11,354
Cash surrender value of bank-owned life insurance	75,009	74,381		46,085
Other assets	81,207	98,737		58,907
Assets from discontinued operations	5,131	63,033		—
Total assets	$3,982,134	$4,087,200		$2,881,403

Liabilities and stockholders' equity
Demand deposits	$447,460	$434,719		$297,502
NOW deposits	272,204	269,668		212,143
Money market deposits	1,055,306	896,004		716,078
Savings deposits	350,517	450,976		237,594
Total non-maturity deposits	2,125,487	2,051,367		1,463,317
Time deposits	976,080	986,979		741,124
Total deposits	3,101,567	3,038,346		2,204,441

Borrowings	221,938	221,996		244,837
Junior subordinated debentures	15,464	15,464		15,464
Total borrowings	237,402	237,460		260,301

Other liabilities	34,012	54,382		28,014
Liabilities from discontinued operations	55,112	210,319		—
Total liabilities	3,428,093	3,540,507		2,492,756

Total common stockholders' equity	554,041	546,693		388,647
Total stockholders' equity	554,041	546,693		388,647

Total liabilities and stockholders' equity	$3,982,134	$4,087,200		$2,881,403

(1) The Company acquired Rome Bancorp Inc. ("Rome") on April 1, 2011 with total assets of $322 million.
(2) The Company acquired Legacy Bancorp Inc. ("Legacy") on July 21, 2011 with total assets of $873 million.
(3) The Company designated certain branches held for sale as discontinued operations in the third quarter of 2011.
Eight branches were held for sale at September 30, 2011, four of these branches were sold in the fourth quarter, and four branches remained as discontinued operations at year-end.

F-1

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

					Organic annualized growth %
(Dollars in millions)	December 31, 2011 Balance	September 30, 2011 Balance	Impact of Mergers and Divestitures	December 31, 2010 Balance	Fourth Quarter 2011	Year 2011

Total residential mortgages	$1,019	$1,046	$374	$645	(10)%	(0)%

Total commercial mortgages	1,143	1,158	223	926	(5)	(1)

Total commercial business loans	424	382	56	286	44	29

Total commercial loans	1,567	1,540	279	1,212	7	6

Total consumer loans	371	369	123	285	3	(13)
Total loans	$2,957	$2,955	$776	$2,142	0%	2%

DEPOSIT ANALYSIS

					Organic annualized growth %
(Dollars in millions)	December 31, 2011 Balance	September 30, 2011 Balance	Impact of Mergers and Divestitures	December 31, 2010 Balance	Fourth Quarter 2011	Year 2011
Demand	$447	$435	$84	$297	11%	22%
NOW	272	269	51	212	4	4
Money market	1,055	896	65	716	27	25
Savings	351	451	225	238	(1)	(6)
Total non-maturity deposits	2,125	2,051	425	1,463	14	16

Time less than $100,000	488	490	147	369	(2)	(8)
Time $100,000 or more	489	497	105	372	(6)	3
Total time deposits	977	987	252	741	(4)	(2)
Total deposits	$3,102	$3,038	$677	$2,204	8%	10%

(1) Organic annualized growth rates are calculated on organic growth only, which excludes the impact of mergers and divestitures.
(2) Quarterly data may not sum to annualized data due to rounding.
(3) Year-end 2011 organic growth percentages adjust for $98 million in acquired deposits which were changed from savings accounts to money market accounts during the fourth quarter.

F-2

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2011	2010	2011	2010
Interest and dividend income
Loans	$35,466	$25,005	$124,398	$98,359
Securities and other	3,562	3,364	13,862	13,918
Total interest and dividend income	39,028	28,369	138,260	112,277
Interest expense
Deposits	5,792	6,121	23,372	26,316
Borrowings and junior subordinated debentures	2,101	2,153	8,368	9,014
Total interest expense	7,893	8,274	31,740	35,330
Net interest income	31,135	20,095	106,520	76,947
Non-interest income
Loan related fees	856	1,125	3,161	3,386
Deposit related fees	3,848	2,871	13,640	10,880
Insurance commissions and fees	2,145	2,150	11,088	11,136
Wealth management fees	1,650	1,151	5,838	4,457
Total fee income	8,499	7,197	33,727	29,859
Other	330	234	(25)	(108)
Gain on sale of securities, net	8	—	14	—
Non-recurring gain	(12)	—	2,087	—
Total non-interest income	8,825	7,431	35,803	29,751
Total net revenue	39,960	27,526	142,323	106,698
Provision for loan losses	2,263	2,000	7,563	8,526
Non-interest expense
Compensation and benefits	13,172	11,093	49,545	43,920
Occupancy and equipment	4,063	3,043	14,927	12,029
Technology and communications	2,464	1,519	7,457	5,733
Marketing and professional services	1,565	1,520	6,208	5,186
Supplies, postage and delivery	555	453	2,061	2,088
FDIC premiums and assessments	542	887	3,233	3,427
Other real estate owned	153	184	2,003	311
Amortization of intangible assets	1,314	718	4,236	3,021
Non-recurring and merger expenses	3,678	426	19,928	447
Other	2,027	1,572	6,457	5,567
Total non-interest expense	29,533	21,415	116,055	81,729

Income from continuing operations before income taxes	8,164	4,111	18,705	16,443
Income tax expense	606	511	2,038	2,585
Net income from continuing operations	7,558	3,600	16,667	13,858
Income from discontinued operations before income taxes
(including gain on disposal of $4,962)	4,692	—	4,684	—
Income tax benefit	(3,773)	—	(3,770)	—
Net income from discontinued operations	919	—	914	—
Net income	$8,477	$3,600	$17,581	$13,858

Basic earnings per share:
Continuing operations	$0.36	$0.26	$0.93	$1.00
Discontinued operations	0.04	—	0.05	—
Total	$0.40	$0.26	$0.98	$1.00

Diluted earnings per share:
Continuing operations	$0.36	$0.26	$0.93	$1.00
Discontinued operations	0.04	—	0.05	—
Total	$0.40	$0.26	$0.98	$1.00

Weighted average shares outstanding:
Basic	20,930	13,890	17,885	13,862
Diluted	21,043	13,934	17,952	13,896

(1) The Company acquired Rome on April 1, 2011, and the income statement includes Rome operations from that date.
(2) The Company acquired Legacy on July 21, 2011, and the income statement includes Legacy operations from that date.
(3) Discontinued operations are described in Note 3 on Page F-1. Income from discontinued operations includes operating losses in the third and fourth quarters (including divestiture costs), and the gain on the sale of four branches in the fourth quarter, net of taxes.

F-3

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(In thousands, except per share data)	2011	2011	2011	2011	2010
Interest and dividend income
Loans	$35,466	$35,719	$28,607	$24,606	$25,005
Securities and other	3,562	3,547	3,446	3,307	3,364
Total interest and dividend income	39,028	39,266	32,053	27,913	28,369
Interest expense
Deposits	5,792	6,097	5,768	5,715	6,121
Borrowings and junior subordinated debentures	2,101	2,131	2,084	2,052	2,153
Total interest expense	7,893	8,228	7,852	7,767	8,274
Net interest income	31,135	31,038	24,201	20,146	20,095
Non-interest income
Loan related fees	856	934	780	591	1,125
Deposit related fees	3,848	3,885	3,366	2,541	2,871
Insurance commissions and fees	2,145	2,431	2,782	3,730	2,150
Wealth management fees	1,650	1,607	1,389	1,192	1,051
Total fee income	8,499	8,857	8,317	8,054	7,197
Other	330	(158)	(277)	80	234
Gain on sale of securities, net	8	—	6	—	—
Non-recurring gain	(12)	1,975	124	—	—
Total non-interest income	8,825	10,674	8,170	8,134	7,431
Total net revenue	39,960	41,712	32,371	28,280	27,526
Provision for loan losses	2,263	2,200	1,500	1,600	2,000
Non-interest expense
Compensation and benefits	13,172	13,195	12,027	11,151	11,093
Occupancy and equipment	4,063	3,883	3,546	3,435	3,043
Technology and communications	2,464	1,996	1,531	1,466	1,519
Marketing and professional services	1,565	1,873	1,557	1,213	1,520
Supplies, postage and delivery	555	545	507	454	453
FDIC premiums and assessments	542	923	741	1,027	887
Other real estate owned	153	541	700	609	184
Amortization of intangible assets	1,314	1,271	935	716	718
Non-recurring and merger expenses	3,678	9,091	5,451	1,708	426
Other	2,027	1,392	1,628	1,410	1,572
Total non-interest expense	29,533	34,710	28,623	23,189	21,415
Income from continuing operations before income taxes	8,164	4,802	2,248	3,491	4,111
Income tax expense	606	405	371	656	511
Net income from continuing operations	7,558	4,397	1,877	2,835	3,600
Income from discontinued operations before income taxes
(including gain on disposal of $4,962)	4,692	(8)	—	—	—
Income tax benefit	(3,773)	3	—	—	—
Net income from discontinued operations	919	(5)	—	—	—
Net income	$8,477	$4,392	$1,877	$2,835	$3,600

Basic earnings per share:
Continuing operations	$0.36	$0.22	$0.11	$0.20	$0.26
Discontinued operations	0.04	—	—	—	—
Total	$0.40	$0.22	$0.11	$0.20	$0.26

Diluted earnings per share:
Continuing operations	$0.36	$0.22	$0.11	$0.20	$0.26
Discontinued operations	0.04	—	—	—	—
Total	$0.40	$0.22	$0.11	$0.20	$0.26

Weighted average shares outstanding:
Basic	20,930	20,009	16,580	13,943	13,890
Diluted	21,043	20,105	16,601	13,981	13,934

(1) See notes on Page F-3

F-4

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2011	2011	2011	2011	2010
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$7,010	$4,750	$2,811	$1,529	$2,174
Commercial mortgages	14,280	13,721	9,600	9,510	9,488
Commercial business loans	990	1,399	1,764	1,507	1,305
Consumer loans	1,954	1,834	862	763	745
Total non-accruing loans	24,234	21,704	15,037	13,309	13,712
Other real estate owned	1,900	2,200	1,700	2,400	3,386
Total non-performing assets	$26,134	$23,904	$16,737	$15,709	$17,098

Total non-accruing loans/total loans	0.82%	0.72%	0.61%	0.62%	0.64%
Total non-performing assets/total assets	0.66%	0.58%	0.52%	0.54%	0.59%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$32,181	$31,919	$31,898	$31,898	$31,836
Charged-off loans	(2,313)	(2,061)	(1,564)	(1,758)	(2,216)
Recoveries on charged-off loans	313	123	85	158	278
Net loans charged-off	(2,000)	(1,938)	(1,479)	(1,600)	(1,938)
Provision for loan losses	2,263	2,200	1,500	1,600	2,000
Balance at end of period	$32,444	$32,181	$31,919	$31,898	$31,898

Allowance for loan losses/total loans	1.10%	1.07%	1.30%	1.49%	1.49%
Allowance for loan losses/non-accruing loans	134%	148%	212%	240%	233%

NET LOAN CHARGE-OFFS
Residential mortgages	$(449)	$(292)	$(225)	$(124)	$(173)
Commercial mortgages	(1,198)	(1,099)	(597)	(963)	(811)
Commercial business loans	(244)	(463)	(435)	(222)	(733)
Home equity	(90)	7	(68)	(79)	(42)
Other consumer	(19)	(91)	(154)	(212)	(179)
Total, net	$(2,000)	$(1,938)	$(1,479)	$(1,600)	$(1,938)

Net charge-offs (QTD annualized)/average loans	0.27%	0.27%	0.24%	0.30%	0.37%
Net charge-offs (YTD annualized)/average loans	0.27%	0.27%	0.27%	0.30%	0.42%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.55%	0.79%	0.50%	0.59%	0.26%
90+ Days delinquent and still accruing	0.34%	0.22%	0.12%	0.11%	0.05%
Total accruing delinquent loans	0.89%	1.01%	0.62%	0.70%	0.31%
Non-accruing loans	0.82%	0.72%	0.61%	0.62%	0.64%
Total delinquent and non-accruing loans	1.71%	1.73%	1.23%	1.32%	0.95%

(1) The above schedule includes balances associated with discontinued operations

F-5

BERKSHIRE HILLS BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010

PERFORMANCE RATIOS
Core return on assets	0.93%	0.89%	0.72%	0.59%	0.56%
Return on total assets	0.85	0.45	0.23	0.39	0.51
Core return on equity	6.74	6.50	5.15	4.31	4.08
Return on total equity	6.16	3.31	1.67	2.89	3.72
Net interest margin, fully taxable equivalent	3.61	3.74	3.52	3.30	3.30
Non-interest income to assets	0.89	1.11	1.02	1.13	1.05
Non-interest income to net revenue	22.08	25.44	25.24	28.76	26.28
Non-interest expense to assets	2.97	3.65	3.56	3.22	3.03
Efficiency ratio	59.44	59.62	66.22	71.03	70.82

GROWTH
Total commercial loans, year-to-date (annualized)	29%	38%	20%	—%	17%
Total loans, year-to-date (annualized)	38	54	29	—	9
Total deposits, year-to-date (annualized)	41	63	26	7	11
Total net revenues, year-to-date, compared to prior year	33	28	15	6	17
Earnings per share, year-to-date, compared to prior year	(2)	(26)	(37)	(17)	N/M
Core earnings per share, year-to-date, compared to prior year	57	50	33	25	N/M

FINANCIAL DATA (In millions)
Total assets	$3,982	$4,087	$3,226	$2,886	$2,881
Total loans	2,957	3,003	2,452	2,145	2,142
Allowance for loan losses	32	32	32	32	32
Total intangible assets	224	233	193	172	173
Total deposits	3,102	3,249	2,486	2,241	2,204
Total stockholders' equity	554	547	445	391	389
Total core income	9.3	8.6	5.8	4.2	3.9
Total net income	8.5	4.4	1.9	2.8	3.6

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.27%	0.27%	0.24	0.30%	0.37%
Non-performing assets/total assets	0.66	0.58	0.52	0.54	0.59
Allowance for loan losses/total loans	1.10	1.07	1.30	1.49	1.49
Allowance for loan losses/non-accruing loans	134	148	212	240	233

PER SHARE DATA
Core earnings, diluted	$0.44	$0.43	$0.35	$0.30	$0.28
Net earnings, diluted	0.40	0.22	0.11	0.20	0.26
Tangible book value	15.61	14.86	15.07	15.52	15.31
Total book value	26.20	25.87	26.61	27.69	27.61
Market price at period end	22.19	18.47	22.39	20.83	22.11
Dividends	0.17	0.16	0.16	0.16	0.16

CAPITAL RATIOS
Stockholders' equity to total assets	13.91%	13.38%	13.80%	13.54%	13.49%
Tangible stockholders' equity to tangible assets	8.78	8.15	8.31	8.07	7.96

N/M - Not Meaningful
(1)	Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 & F-10.
Tangible assets are total assets less total intangible assets.
(2)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(3)	See notes on other tables regarding classification of discontinued operations.

F-6

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(In thousands)	2011	2011	2011	2011	2010
Assets
Loans:
Residential mortgages	$1,039,025	$1,004,950	$802,460	$651,059	$639,470
Commercial mortgages	1,156,155	1,140,691	973,557	929,564	901,434
Commercial business loans	403,376	383,059	333,700	283,747	251,229
Consumer loans	376,385	376,754	311,057	281,069	288,782
Total loans	2,974,941	2,905,454	2,420,774	2,145,439	2,080,915
Securities	515,128	474,435	405,670	403,549	411,207
Short-term investments	20,748	34,293	4,688	12,035	13,658
Total earning assets	3,510,817	3,414,182	2,831,132	2,561,023	2,505,780
Goodwill and other intangible assets	230,864	229,594	196,292	172,653	173,386
Other assets	235,353	226,757	186,785	142,789	147,365
Total assets	$3,977,034	$3,870,533	$3,214,209	$2,876,465	$2,826,531

Liabilities and stockholders' equity
Deposits:
NOW	$274,041	$256,662	$229,980	$215,191	$210,487
Money market	953,162	853,128	778,055	746,366	635,745
Savings	446,672	476,230	317,232	234,838	232,494
Time	1,028,817	1,029,555	809,768	737,551	741,921
Total interest-bearing deposits	2,702,692	2,615,575	2,135,035	1,933,946	1,820,647
Borrowings and debentures	248,611	253,018	269,665	229,878	292,416
Total interest-bearing liabilities	2,951,303	2,868,593	2,404,700	2,163,824	2,113,063
Non-interest-bearing demand deposits	448,952	432,381	334,171	293,895	289,786
Other liabilities	26,087	38,431	25,268	26,862	36,490
Total liabilities	3,426,342	3,339,405	2,764,139	2,484,581	2,439,339

Total stockholders' equity	550,692	531,128	450,070	391,884	387,192

Total liabilities and stockholders' equity	$3,977,034	$3,870,533	$3,214,209	$2,876,465	$2,826,531

Supplementary data
Total non-maturity deposits	$2,122,827	$2,018,401	$1,659,438	$1,490,290	$1,368,512
Total deposits	3,151,644	3,047,956	2,469,206	2,227,841	2,110,433
Fully taxable equivalent income adj.	674	673	675	679	716

(1) Average balances for securities available-for-sale are based on amortized cost. Total loans include non-accruing loans
(2) The above schedule does not reclassify balances associated with discontinued operations, which are reclassified from period end balances on the balance sheet
(3) The above schedule includes balances associated with discontinued operations

F-7

BERKSHIRE HILLS BANCORP, INC.
AVERAGE YIELDS (Fully Taxable Equivalent - Annualized)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010

Earning assets
Loans:
Residential mortgages	4.68%	4.82%	4.97%	5.04%	5.01%
Commercial mortgages	5.17	5.44	4.74	4.68	4.91
Commercial business loans	4.44	4.78	4.89	4.69	4.83
Consumer loans	4.03	4.17	3.97	3.63	3.72
Total loans	4.74	4.97	4.74	4.65	4.77
Securities	3.26	3.53	4.07	4.01	3.94
Short-term investments	0.14	0.03	0.19	0.13	0.11
Total earning assets	4.49	4.72	4.64	4.53	4.60

Funding liabilities
Deposits:
NOW	0.39	0.49	0.31	0.33	0.35
Money Market	0.62	0.66	0.69	0.75	0.85
Savings	0.19	0.18	0.26	0.31	0.26
Time	1.52	1.67	2.00	2.19	2.36
Total interest-bearing deposits	0.87	0.95	1.08	1.20	1.33
Borrowings and debentures	3.35	3.34	3.10	3.62	2.92

Total interest-bearing liabilities	1.06	1.16	1.31	1.46	1.55

Net interest spread	3.43	3.56	3.33	3.07	3.05
Net interest margin	3.61	3.74	3.52	3.30	3.30

Cost of funds	0.92	1.01	1.15	1.28	1.37
Cost of deposits	0.73	0.82	0.94	1.04	1.15

(1) Average balances and yields for securities are based on amortized cost
(2) Cost of funds includes all deposits and borrowings
(3) The above schedule includes yields associated with discontinued operations, although the related income is excluded from income from continuing operations on the income statement

F-8

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		At or for the Quarters Ended
		Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)		2011	2011	2011	2011	2010
Net income		$8,477	$4,392	$1,877	$2,835	$3,600
Adj: Gain on sale of securities, net		(8)	—	(6)	—	—
Adj: Other non-recurring loss(gain)		12	(1,975)	(124)	—	—
Plus: Non-recurring and merger expenses		3,678	9,091	5,451	1,708	426
Adj: Income taxes		(1,947)	(2,884)	(1,400)	(316)	(78)
Less: pre-tax income from discontinued operations		(4,692)	8	—	—	—
Plus: income taxes from discontinued operations		3,773	(3)	—	—	—
Total core income	(A)	$9,293	$8,629	$5,798	$4,227	$3,948

Total non-interest income		$8,825	$10,766	$8,170	$8,009	$7,431
Adj: Gain on sale of securities, net		(8)	—	(6)	—	—
Adj: All other non-recurring loss(gain)		12	(1,975)	(124)	—	—
Total core non-interest income		8,829	8,791	8,040	8,009	7,431
Net interest income		31,135	31,551	24,201	20,146	20,095
Total core revenue		$39,964	$40,342	$32,241	$28,155	$27,526

Total non-interest expense		$29,533	$35,320	$28,623	$23,189	$21,415
Less: Non-recurring and merger expenses		(3,678)	(9,091)	(5,451)	(1,708)	(426)
Core non-interest expense		25,855	26,229	23,172	21,481	20,989
Less: Amortization of intangible assets		(1,314)	(1,382)	(935)	(716)	(718)
Total core tangible non-interest expense		$24,541	$24,847	$22,237	$20,765	$20,271

(Dollars in millions, except per share data)
Total average assets	(B)	$3,977	$3,871	$3,214	$2,876	$2,827
Total average stockholders' equity	(C)	551	531	450	392	387

Total stockholders' equity, period-end		554	547	445	391	389
Less: Intangible assets, period-end		(224)	(233)	(193)	(172)	(173)
Total tangible stockholders' equity, period-end	(D)	330	314	252	219	216

Total shares outstanding, period-end(thousands)	(E)	21,147	21,134	16,721	14,115	14,076
Average diluted shares outstanding(thousands)	(F)	21,043	20,105	16,601	13,981	13,934

Core earnings per share, diluted	(A/F)	$0.44	$0.43	$0.35	$0.30	$0.28
Core earnings per share, diluted	(D/E)	$15.61	$14.86	$15.07	$15.52	$15.35

Core return(annualized) on assets	(A/B)	0.93%	0.89%	0.72%	0.59%	0.56%
Core return(annualized) on equity	(A/C)	6.74	6.50	5.15	4.31	4.08
Efficiency ratio(1)		59.44	59.62	66.22	71.03	70.91

(1) Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.
(2) Ratios are annualized and based on average balance sheet amounts, where applicable.
(3) Quarterly data may not sum to year-to-date data due to rounding. branches remained as discontinued operations at year-end.
(4) Fourth quarter non-GAAP measures exclude results of discontinued operations. Third quarter includes discontinued operations which were immaterial to core net income.

F-9

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		At or for the Years Ended
		December 31,	December 31,
(Dollars in thousands)		2011	2010
Net income (loss)		$17,581	$13,858
Adj: Gain on sale of securities, net		(14)	—
Adj: Non-recurring income		(2,087)	—
Plus: All other non-recurring and merger expenses		19,928	447
Adj: Income taxes		(6,547)	(87)
Plus: pre-tax income from discontinued operations		(4,684)	—
Less: income taxes from discontinued operations		3,770	—
Total core income	(A)	$27,947	$14,218
Plus: Amortization of intangible assets		4,236	3,021
Total tangible core income		$32,183	$17,239

Total non-interest income		$35,803	$29,751
Adj: Gain on sale of securities, net		(14)	—
Adj: Non-recurring income		(2,087)	—
Total core non-interest income		33,702	29,751
Net interest income		106,520	76,947
Total core revenue		$140,222	$106,698

Total non-interest expense		$116,055	$81,729
Less: Non-recurring and merger expense		(19,928)	(447)
Core non-interest expense		96,127	81,282
Less: Amortization of intangible assets		(4,236)	(3,021)
Total core tangible non-interest expense		$91,891	$78,261

(Dollars in millions, except per share data)
Total average assets	(B)	$3,485	$2,748
Total average stockholders' equity	(C)	$481	$388

Total stockholders' equity, period-end		$554	$389
Less: Intangible assets, period-end		(224)	(173)
Total tangible stockholders' equity, period-end	(D)	$330	$216

Total common shares outstanding, period-end (thousands)	(E)	21,147	14,076
Average diluted common shares outstanding (thousands)	(F)	17,952	13,896

Core earnings per common share, diluted	(A/F)	$1.56	$1.02
Tangible book value per common share, period-end	(D/E)	$15.61	$15.35

Core return (annualized) on assets	(A/B)	0.80%	0.52
Core return (annualized) on equity	(A/C)	5.81	3.66
Efficiency ratio (1)		63.23	70.59

(1) Efficiency ratio is computed by dividing total core tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.
(2) Ratios are annualized and based on average balance sheet amounts, where applicable.
(3) Quarterly data may not sum to year-to-date data due to rounding.
(4) Fourth quarter non-GAAP measures exclude results of discontinued operations. Third quarter includes discontinued operations which were immaterial to core net income.

F-10